EXHIBIT 31.2
CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO 15 U.S.C. 78m(a) or 78o(d)
(SECTION 302 OF THE SARBANES-OXLEY ACT)
CERTIFICATION
Certification of Principal Financial Officer
I, William L. Hiott, Jr. certify that:
1.	I have reviewed this Annual Report on Form 10-K of the Bank of South Carolina Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Bank of South Carolina Corporation as of, and for the periods presented in this report.

4.
The Bank of South Carolina Corporation’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the Bank of South Carolina Corporation and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Bank of South Carolina Corporation, including its consolidated subsidiary, is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the Bank of South Carolina Corporation’s disclosure controls and procedures within 90 days prior to the filing date of the report and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any changes in Bank of South Carolina Corporation’s internal control over financial reporting that occurred during Bank of South Carolina Corporation’s most recent fiscal quarter (the Corporation’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, Bank of South Carolina Corporation’s internal control over financial reporting: and

5.
Bank of South Carolina Corporation’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Bank of South Carolina’s auditors and the audit committee of Bank of South Carolina Corporation’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Bank of South Carolina Corporation’s ability to record, process, summarize and report financial information; and

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b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Bank of South Carolina Corporation’s internal control over financial reporting.
February 26, 2009

/s/ William L. Hiott, Jr.
William L. Hiott, Jr.
Executive Vice President and Treasurer

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